Exhibit 14.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses/Proxy Statement, included in the Registration Statement on Form N-14. We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated Total Return Government Bond Fund Statement of Additional Information and Prospectus, respectively, dated April 30, 2013, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 23 (File No. 33-60411), and is incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated Total Return Series, Inc. Statement of Additional Information and Prospectus, respectively, dated January 31, 2014, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 67 (File No. 33-50773), and is incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our report, dated April 23, 2013, on the financial statements and financial highlights of Federated Total Return Government Bond Fund, included in the Annual Report to Shareholders for the year ended February 28, 2013, which is also incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our report, dated January 24, 2014, on the financial statements and financial highlights of Federated Total Return Bond Fund (one of the portfolios constituting Federated Total Return Series, Inc.), included in the Annual Report to Shareholders for the year ended November 30, 2013, which is also incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 12, 2014